Exhibit 10.10

AMENDED AND RESTATED SETTLEMENT AGREEMENT

EASTMAN BUSINESS PARK

THIS SETTLEMENT AGREEMENT, originally dated as of June 17, 2013 and amended and restated as of August 6, 2013 (as amended and restated, this “Settlement Agreement”), is entered into by and between Eastman Kodak Company (“Kodak”) and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”) in case No. 12-10202 (ALG) (the “Bankruptcy Case”) currently pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), the New York State Department of Environmental Conservation (“DEC”), and the New York State Urban Development Corporation d/b/a Empire State Development, a public benefit corporation of the State of New York (“ESD”) (collectively, the “Parties”).

RECITALS

A. Kodak’s principal manufacturing facility in New York State is Eastman Business Park, a 1,200-acre technology center and industrial complex located in Monroe County, New York (the “Park”).

B. The Park includes businesses and provides services that are critically important to the economy and general welfare of the City of Rochester, Monroe County, New York, and New York State. It is in the interest of New York State to encourage the continued operation of the Park as a first class technology center and industrial complex.

C. Assuming the implementation of this Settlement Agreement and in consideration of the obligations of the other Parties hereunder, Kodak shall prosecute a chapter 11 plan of reorganization that contemplates Kodak’s continued (i) operation at the Park for at least ten years with operations including toner manufacturing, pigment milling and dispersion manufacturing, specialty chemical manufacturing and solvent recovery business lines (the “Kodak Business Lines”), (ii) maintenance at the Park of the research and development functions of the Kodak Technical Center, (iii) utilization of the integrated support systems servicing the Kodak Business Lines and Kodak Technical Center, (iv) operation of built-in and specially installed equipment which cannot be feasibly relocated, and (v) occupancy and use of a minimum square footage of space at the Park, as its owner or as a tenant on the terms and conditions set forth herein.

D. DEC has filed claims numbers 5775 through 5787 in the Bankruptcy Case (the “DEC Claims”) and have asserted various hazardous waste permit and corrective permit obligations (“Clean-Up Obligations”) against Kodak as owner and operator of the Park, and the United States has filed related claim 5609 with respect to historical Kodak discharges to the Genesee River.

E. In addition, Kodak has entered into the Asset Purchase Agreement, dated as of December 21, 2012 (the “Initial Utility Purchase Agreement”), between Kodak and RED-Rochester LLC (“RED”), pursuant to which Kodak will sell to RED utility operations essential for the continued operation of the Park and RED will acquire such operations and assume certain related liabilities and obligations (the “Utility Purchase”). The consummation of the Utility

Purchase is subject to, among other things, the receipt of certain approvals and/or assurances from DEC and ESD. Each of DEC and ESD has informed Kodak that it is currently unwilling to provide the necessary approvals and/or assurances to satisfy the conditions to the Utility Purchase without the effectiveness of this Settlement Agreement, the establishment of the Trust (as defined below) and the amendment of the Initial Utility Purchase Agreement as contemplated hereby.

F. The parties wish to implement the consensual resolution of the DEC Claims and the Clean-Up Obligations, and to facilitate the receipt of the necessary approvals and/or assurances from DEC and ESD to consummate the Utility Purchase, in accordance with the terms of this Settlement Agreement.

G. Kodak and RED are entering into an amendment agreement with respect to the Initial Utility Purchase Agreement (as amended, the “Amended Utility Purchase Agreement”), pursuant to which RED shall contribute not less than $8,500,000 of the funds necessary to establish the Trust subject to the consummation of the Utility Purchase and RED shall agree, as a condition of receiving a covenant not to sue from DEC, (i) to Treat Wastewater (as defined below) without cost or expense to the Trust and (ii) that any future transfer of the wastewater treatment center to a party that does not covenant to Treat Wastewater at no cost or expense to the Trust shall be null and void.

H. ESD and RED are entering into the ESD-RED Agreement (the “ESD-RED Agreement”), after which, upon the consummation of the Utility Purchase and the approval of New York Public Service Commission (“PSC”) in accordance with the laws of the State of New York, RED shall provide utility and other services at the Park in accordance with the terms and conditions thereof.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Definitions. As used in this Settlement Agreement, capitalized terms defined in the Preamble or Recitals have the meanings specified therein and other capitalized terms have the following meanings:

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq.

“Confidential Information” has the meaning set forth in Article 6.14.

“DEC Covenant” has the meaning set forth in Article 3.1(d).

“DI/PI Lease” has the meaning set forth in Article 4.1.

“Disclosure Statement” means the Disclosure Statement for Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed on April 30, 2013 [Docket No. 3651], as such disclosure statement may be amended, modified or supplemented in accordance with the terms hereof.

“EBP Environmental Response Action” means any action by DEC involving the investigation, remediation, corrective action, closure, and post-closure activities at the Park and in and near the Genesee River that are: (i) required pursuant to the permit issued to Kodak by DEC under the State Resource Conservation and Recovery Act, ECL § 27-0900 et seq. and 6 NYCRR Part 373, (a federally delegated and approved program under the Federal RCRA program, 42 U.S.C. § 6901 et seq.); or (ii) due to conditions giving rise to Kodak’s environmental liabilities in existence prior to the Effective Date, including without limitation environmental conditions found at the Park that resulted in entry of a DEC Administrative Consent Order (No. R8-1046-95-02) dated February 15, 1996, regarding the Weiland Road Landfill, an inactive hazardous waste disposal site within the Park identified by DEC, including sites # 8288071; 828074; 828092 and 828082.

“Effective Date” means the effective date of the Plan.

“FOIL” has the meaning set forth in Article 6.14.

“Implementation Date” means the date that is the second business day following the date on which the conditions set forth in Article 3.2 (other than those conditions that by their nature are to be satisfied at the closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived, or such other date as the Parties may agree.

“Kodak EBP Lease Rates” means lease payments of (or otherwise equivalent use and occupancy contributions equal to) at least $13,000,000 for calendar year 2014, $12,000,000 for calendar year 2015, and $9,000,000 for calendar year 2016, in each case plus all operating costs for the Minimum Kodak Footprint.

“Minimum Kodak Footprint” means use and occupancy at the Park by Kodak and/or its affiliates, partners, customers, and suppliers of not less than (i) 5.5 million square feet through 2013, (ii) 4.8 million square feet through 2014, (iii) 4.5 million square feet through 2015, (iv) 4.5 million square feet through 2016, and (v) 1.8 million square feet for the foreseeable period after 2016 and including 2017, provided that (x) these amounts shall be reduced in connection with divestitures or sales of operations by the corresponding space associated with such divestitures or sales, and (y) use and occupancy for periods after 2016 are based on current expectations and may change with a material change in circumstances.

“Plan” means the Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates, filed on April 30, 2013 [Docket No. 3650], as such plan may be amended, modified or supplemented, provided that such amendment, modification or supplementation is consistent with the terms hereof.

“RCRA” means the Resource Conservation and Recovery Act, 42 USC § 6901 et seq.

“RCRA Corrective Action” means any “corrective action” within the meaning of RCRA and the regulations thereunder.

“Settlement Approval Order” means an order by the Bankruptcy Court approving the Settlement Motion, in form and substance reasonably satisfactory to the Parties.

“Settlement Motion” means the Debtors’ Motion for an Order Pursuant to Bankruptcy Rule 9019 and Section 363 of the Bankruptcy Code Approving and Authorizing the Debtors’ Entry into the Eastman Business Park Settlement Agreement [Docket No. 4100], as amended from time to time.

“Treat Wastewater” means treat and discharge at the Park’s wastewater treatment center (or an alternative facility) any leachate and contaminated groundwater collected as part of any EBP Environmental Response Action.

“Trust” has the meaning set forth in Article 3.1(a).

“Trust Agreement” has the meaning set forth in Article 3.1(a).

“Trust Amount” has the meaning set forth in Article 3.1(b).

“US Covenant Condition” has the meaning set forth in Article 3.2(e).

ARTICLE II

ACTIONS PRIOR TO THE IMPLEMENTATION DATE

2.1 Bankruptcy Court Approval. On June 21, 2013, the Debtors filed the Settlement Motion. As soon as practicable and in any event within ten days of the date hereof, Kodak shall file an amendment to the Settlement Motion and shall provide notice of the relief requested in accordance with the case management procedures in the Bankruptcy Case. Kodak shall use its commercially reasonable efforts to cause the Settlement Approval Order to be entered on or prior to the entry of the order confirming the Plan.

2.2 Cooperation on Utility Purchase. ESD shall take actions reasonably appropriate to support consummation of the Utility Purchase as contemplated by the Amended Utility Purchase Agreement and the ESD-RED Agreement. Subject to the satisfaction or waiver of the applicable conditions in the Amended Utility Purchase Agreement, at the closing of the Utility Purchase, Kodak shall direct from the proceeds thereof $8,500,000 to DEC to be irrevocably held in trust for RCRA financial assurances.

(a) ESD shall recommend to PSC that it provide appropriate authorizations, consents, permits and approvals contemplated by the Amended Utility Purchase Agreement and/or the ESD-RED Agreement to be provided by PSC and take all actions reasonably appropriate in connection with the Utility Purchase; and

(b) At Closing of the Utility Purchase, ESD shall enter into definitive documentation with RED pursuant to which ESD shall provide RED with (i) non-recourse grants of at least $3,600,000, contingent upon closing, and (ii) a loan of not less than $3,500,000 with a term of not less than 20 years and an interest rate of not more than 200 basis points above New York State borrowing costs for similar maturity debt, all of which may be contingent upon acquisition investments and subsequent investments totaling not less than $4,000,000 by RED in efficiency-enhancing improvements at the utility operations, such loan to be secured by a blanket lien on the assets of RED but not by any guarantee by or lien on any assets of any member or affiliate of RED.

2.3 Plan Support. Kodak agrees to use its reasonable efforts to obtain approval of a Disclosure Statement and confirmation of a Plan that is consistent with this Settlement Agreement and the Minimum Kodak Footprint. So long as the Disclosure Statement and Plan are consistent with this Settlement Agreement and the Minimum Kodak Footprint, each of the DEC and ESD shall (i) not take any other action, directly or indirectly, that could prevent, interfere with, delay or impede the approval of the Disclosure Statement and confirmation of the Plan; (ii) not, directly or indirectly, vote in favor of, support, solicit, assist, encourage, or participate, in any way, in the formulation, pursuit, or support of any alternative restructuring or reorganization of the Debtors (or any plan or proposal in respect of the same) other than as contemplated by the Plan; and (iii) in the case of DEC, following approval of the Disclosure Statement by the Bankruptcy Court and the commencement of solicitation of creditors to approve of the Plan, timely vote or cause to be voted all of the DEC Claims to approve the Plan.

2.4 Cooperation in United States Discussions. DEC shall provide all information reasonably available and requested by Kodak and shall not interfere in Kodak’s discussions with the United States regarding the covenant not to sue and contribution protection contemplated by Article 3.2(e).

2.5 Joint Public Announcement. The Parties shall agree on a mutually acceptable press release with respect to the execution of this Settlement Agreement.

ARTICLE III

IMPLEMENTATION

3.1 Transactions on the Implementation Date. On the Implementation Date, upon satisfaction of the conditions set forth in Article 3.2:

(a) Kodak shall (i) execute and deliver the Environmental Response Trust Agreement attached as Exhibit A hereto (“the “Trust Agreement”) and establish the environmental response trust contemplated thereby (the “Trust”), (ii) upon DEC’s instruction, deposit in the Trust all funds then held in trust for RCRA financial assurances (in a cash amount not less than $31,400,000), (iii) use commercially reasonable efforts to assign to the Trust all available insurance policies, all existing third-party contracts acceptable to the Trust, all warranties running to the benefit of Kodak, and all rights to reimbursement and/or contribution held by Kodak, in each case to the extent relating to any EBP Environmental Response Actions and (iv) transfer and assign to the Trust its interests in personal property, equipment and fixtures used for performing any EBP Environmental Response Actions on site, including, without limitation, all equipment and fixtures presently used in connection with the RCRA corrective action or collection of contaminated groundwater or leachate set forth on Schedule 3.1(a) hereto.

(b) Kodak shall deposit in the Trust an amount equal to $17,600,000 such that the total funds in the Trust equal $49,000,000 (the “Trust Amount”);

(c) DEC shall execute and deliver to Kodak a covenant not to sue for EBP Environmental Response Actions or other environmental liabilities associated with current and former parcels of the Park in existence prior to the Implementation Date in the form attached as Exhibit B hereto (the “DEC Covenant”), it being understood that the DEC Covenant shall not be effective until the Trust Amount has been paid in full in cash and deposited in the Trust;

(d) DEC and Kodak shall agree that (i) in the event the costs of EBP Environmental Response Actions exceed $49,000,000, DEC shall be responsible for payment of such costs in excess of $49,000,000, up to a limit of an additional $50,000,000, and (ii) in the event the costs of EBP Environmental Response Actions exceed $99,000,000, Kodak shall pay fifty percent (50%) of such costs in excess of $99,000,000 and DEC shall pay fifty percent (50%) of such costs in excess of $99,000,000 with such agreement to be confirmed with such additional written undertaking as either Party may reasonably request;

(e) In full and final settlement of the DEC Claims, without further action by any Party or the Bankruptcy Court, the DEC Claims shall be allowed by stipulation in the Bankruptcy Case as pre-petition general unsecured claims in the aggregate amount of $11,285,000.

(f) Kodak shall pay on the Implementation Date all reasonable and documented attorneys’ fees and expenses, including but not limited to those fees and expenses paid to their technical consultants, incurred by ESD to Bryan Cave LLP and Knauf Shaw LLP in connection with services provided by such firms to ESD and the New York State Attorney General in connection with the negotiation, execution, delivery, approval and enforcement of this Settlement Agreement, up to $750,000; and

3.2 Conditions to Implementation. The transactions to occur on the Implementation Date are subject to the satisfaction or waiver by each Party of the following conditions precedent:

(a) the Settlement Approval Order shall have been entered by the Bankruptcy Court, which Order shall provide that Kodak is ordered and directed to pay and perform its obligations to be performed on or prior to the Implementation Date under this Settlement Agreement, and such Settlement Approval Order shall not be subject to stay or have been vacated or reversed;

(b) the Utility Purchase shall have been consummated in accordance with the Amended Utility Purchase Agreement and all conditions precedent to Kodak’s obligations thereunder shall have been satisfied or waived by Kodak;

(c) the Amended Utility Purchase Agreement and the ESD-RED Agreement shall be in full force and effect and no amendment shall have been made thereto that is materially adverse to any Party without the consent of such Party;

(d) the Trust Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect;

(e) unless otherwise waived by Kodak, the United States shall have delivered a covenant not to sue and contribution protection pursuant to applicable federal environmental law, including without limitation RCRA and Section 113(f)(2) of CERCLA concerning liabilities or potential liabilities to the United States associated with the Park or historical discharges from the Park to the Genesee River (such condition to implementation the “US Covenant Condition”);

(f) ESD and DEC shall have obtained all necessary approvals as legally required; and

(g) each Party shall have made the other deliveries and taken the actions contemplated by Article 2.2 and Article 3.1, subject only to the deliveries to be made and the other actions to be taken on the Implementation Date.

3.3 Termination. The obligations of the Parties under this Settlement Agreement shall terminate upon written notice by any Party at any time on or after December 31, 2013 if the Implementation Date has not occurred at the time of such notice, provided that (a) a termination notice executed and delivered by a Party in material breach of its obligations under this Settlement Agreement shall not be effective, and (b) the obligations of the Parties under Articles 6.2, 6.7, 6.13 and 6.14 shall survive such termination.

ARTICLE IV

PARTIES’ OBLIGATIONS AFTER IMPLEMENTATION

4.1 Minimum Kodak Footprint. Kodak will prosecute a Plan prior to the Effective Date and, subject to Article 4.2, use and occupy the Park after the Implementation Date, consistent with the Minimum Kodak Footprint and the terms and conditions of this Settlement Agreement. In the event that Kodak consummates the previously-announced disposition of its Document Imaging and Personalized Imaging businesses to affiliates of the Kodak Pension Plan,

(a) Kodak shall enter into one or more leases with the new owners and operators of such businesses pursuant to which the tenants will lease at least 300,000 square feet within building 205 for a period of five or more years (with at least three years committed) on such terms as Kodak and the tenants may agree (the “DI/PI Lease”) and (b) the Minimum Kodak Footprint shall be reduced accordingly.

4.2 Sale of the Park. After the Implementation Date, with respect to any sale or disposition of all or substantially all of Kodak’s ownership interests in the Park:

(a) such sale or disposition shall be subject to the DI/PI Lease, which shall continue to reflect the applicable requirements of Article 4.1;

(b) the purchase contract shall require the purchaser to enter into a lease or leases with Kodak for Kodak’s continued occupancy and use of the Park on terms reasonably acceptable to ESD consistent with the Minimum Kodak Footprint (as reduced in accordance with Article 4.1) at the Kodak EBP Lease Rates through 2016, and thereafter, on terms reasonably acceptable to ESD, unless ESD otherwise agrees;

(c) each of ESD and Kodak shall work together in good faith and take such actions as the other may reasonably request to ensure that: (i) the purchaser enjoys the benefit of the Trust, the DEC Covenant and all of the undertakings of ESD set forth in this Settlement Agreement and (ii) in the case of a sale of all or substantially all of Kodak’s ownership interests in the Park; (x) the purchaser is creditworthy, responsible and has the competence, commitment and financial ability to maintain and improve the Park to attract and retain leading technological and industrial tenants; and (y) such sale is an arms-length market transaction and shall not result in a material adverse impact on the remaining tenants at the Park;

(d) in the case of a sale of all or substantially all of Kodak’s ownership interest in the Park, such sale shall be subject to the reasonable approval of ESD that the purchaser meets the standards described in Articles 4.2(c)(ii) and 4.4; and

(e) ESD and DEC shall be third-party beneficiaries of the purchaser’s post-closing obligations under any such sale or disposition agreement.

4.3 Administrative Expense Status. Prior to the Effective Date, all of Kodak’s monetary obligations under this Settlement Agreement shall constitute administrative expenses under section 503(b) of the Bankruptcy Code. On the Effective Date, the Parties hereto stipulate and agree that this Settlement Agreement shall be assumed by and vest with Kodak’s reorganized successors pursuant to the terms of the Plan automatically upon confirmation of the Plan, without any further action by any person or order of the Bankruptcy Court. In addition, on the Effective Date, Kodak shall deposit the sum of $17,600,000 in cash in an escrow account on customary terms with a bank reasonably acceptable to both Parties to be held as credit support for the performance by Kodak’s reorganized successors on the Implementation Date of its obligation under Section 3.1(b) in accordance with the terms and conditions hereof.

4.4 Ongoing Cooperation. After the Implementation Date, with respect to a sale or disposition of any ownership interest in the Park from Kodak after the date hereof (other than to RED), the purchase contract shall require the purchaser to:

(a) provide all commercially reasonable ongoing cooperation with DEC and the Trustees of the Trust so that the EBP Environmental Response Actions are performed as efficiently and cost effectively as practicable;

(b) solely to the extent the sale or disposition relates to an ownership interest in wastewater utilities at the Park, Treat Wastewater without cost or expense to the Trust and agree that any future transfer of an ownership interest in wastewater utilities at the Park to a party that does not covenant to Treat Wastewater at no cost or expense to the Trust shall be null and void;

(c) (i) retain and maintain for a reasonable period of time all records, files and information in its possession with regard to the implementation of EBP Environmental Response Actions; (ii) promptly, upon request, allow DEC and the Trust reasonable access to such records, files and information (including, without limitation, but subject to applicable privacy rules, any information on file regarding contractors, consultants and prior employees); and (iii) provide DEC and the Trust with reasonable access upon advanced written notice to real property or facilities for the portions of the Park under their control as necessary to implement, manage and perform EBP Environmental Response Actions;

(d) provide DEC with reasonable access to the real property, facilities, information and records reasonably necessary to the conduct of EBP Environmental Response Actions at the Park;

(e) take all commercially reasonable measures to cooperate with any action by DEC in response to conditions giving rise to EBP Environmental Response Actions at the Park;

(f) maintain existing institutional and engineering controls at the Park and, in the event Kodak or such purchaser modifies any surface feature in a manner that adversely affects DEC’s actions at the Park or institutional or engineering controls at the Park, cooperate with DEC and, at Kodak or such purchaser’s cost and expense, establish any controls reasonably required in connection with such modifications; and

(g) provide, in the case of Kodak or any purchaser that has acquired all or substantially all of Kodak’s ownership interests in the Park after the date hereof, (i) ESD with an annual statement indicating Kodak’s expected annual occupancy costs and utility usage at the Park for three years following the Implementation Date, with each statement to be provided not later than the anniversary of the Implementation Date, and (ii) ESD and DEC with such other information concerning the Park as they reasonably request, including projected occupancy and utilization needs at the Park in form and substance reasonably acceptable to ESD and DEC.

4.5 Indemnification for Costs to Treat Wastewater. In addition to the obligations set forth in Section 4.4 above, Kodak shall indemnify DEC and the Trust for any and all costs to Treat Wastewater in the event any owner of the utilities at the Park (including, without limitation, RED) does not Treat Wastewater (or alternative arrangements are not arranged by Kodak) without cost to DEC or the Trust.

4.6 Information Sharing. Subject to Article 6.14, Kodak and DEC acknowledge and agree that information related to EBP Environmental Response Actions may be shared, in either party’s discretion, and subject to advance written notice and reasonable confidentiality undertakings, with other parties having an interest in the Park or the performance of the EBP Environmental Response Actions, including without limitation, Park purchasers and tenants, the City of Rochester, Monroe County, New York State, and the U.S. Environmental Protection Agency.

4.7 DEC Cooperation. Before undertaking any material modification to projected EBP Environmental Response Actions, DEC shall give notice of such modification to Kodak and any future Park owners and thereby provide the opportunity to review and comment. DEC agrees to review and consider in good faith any comments submitted by Kodak and any future Park owners concerning such proposed modifications.

4.8 Limitation on Trust and DEC’s Obligations.

(a) Neither DEC nor the Trust shall be responsible for costs associated with (i) building demolition and/or site redevelopment at the Park (including without limitation, abatement of any asbestos; lead-based paint; urea formaldehyde insulation; polychlorinated biphenyls or mercury above-ground or in structures; construction, including de-watering during construction; soil management or other reconfiguration of surface features); or (ii) operation, maintenance, replacement or retirement of the power plant, the wastewater treatment plant or any other utilities. All such obligations and responsibilities shall be performed by the owner of the applicable portion of the Park (or on its behalf by an operator of the Park), or by RED with respect to its utility operations and their successor and assigns, and Kodak shall assure that such obligations are assigned to and assumed by such owner or by RED, as the case may be, to the extent required by applicable law.

(b) Neither DEC nor the Trust shall be responsible for personal injury claims (i) based upon hazardous substances, hazardous waste, pollutants or petroleum products alleged to have been used or disposed of by Kodak, or otherwise emanating, or which have emanated from, the Park prior to the Implementation Date or (ii) with respect to exposures relating to aboveground structures or activities following the Implementation Date.

(c) The Trust shall not be responsible for any environmental remediation at any location used or alleged to have been used by Kodak other than (i) locations currently or formerly part of the Park or (ii) impacts arising out of historical discharges to the Genesee River for treatment, storage or disposal. Any responsibility under applicable law for such environmental remediation shall be retained by Kodak and Kodak shall indemnify, defend and hold DEC and the Trust harmless from all damages and claims, including reasonable attorneys’ fees and expenses, arising out of, or connected with, the foregoing.

4.9 Sterling 2 and 3 Sites. Nothing herein shall alter Kodak’s rights or responsibilities concerning implementation of the records of decision in accordance with the applicable consent orders governing the Sterling 2 site (registry site #442010, Order on Consent # A4-0344-9607, dated January 28, 1997 and Record of Decision dated March 28, 1996) or the Sterling 3 site (registry site # 442011, Orders on Consent #A4-0281-9204 and A4-0624-08-09, dated March 29, 1994 and August 5, 2010 and Records of Decision dated March 31, 1992 and March 30, 2009, as well an Explanation of Significant Difference, issued on July 26, 2000).

ARTICLE V

THE TRUST

5.1 Purpose of Trust. The purpose of the Trust shall be to provide funds to allow DEC to implement such EBP Environmental Response Actions as DEC deems reasonable and necessary, including investigation, environmental remediation, corrective action, post-closure care, operation and maintenance or monitoring at the Park and the Genesee River due to hazardous substances, hazardous waste, pollutants or petroleum products disposed of at, or otherwise emanating from, or which have emanated or been discharged from, the Park. Subject to Article 4.6 (DEC Cooperation), DEC shall have the right, in its sole discretion, and without approval from Kodak or any third party, including any third party who takes any interest in the Park from Kodak, to direct the EBP Environmental Response Actions, including selection of trustees, any remedy and contractor(s) and consultant(s). Except as necessary to respond to an imminent and substantial risk to public health or the environment, DEC shall (a) undertake EBP Environmental Response Actions in a manner that does not result in any material disruption to current and planned commercial activities at the Park and (b) work with owners and tenants at the Park in good faith to minimize disruptions and any material adverse impacts to the continued use of the Park as a technology center and industrial complex.

5.2 Residual Trust Funds. Any funds remaining in the Trust upon completion of all required EBP Environmental Response Actions shall be distributed to DEC to be used for any lawful purpose in DEC’s sole discretion.

5.3 DEC Oversight. DEC shall have oversight of the Trustees and Trust activities for funding expenditures, operating expenses, monitoring, testing and remediation costs, selection of contractors, selection of consultants, and all related matters. In order to assure implementation of the purposes of the Trust as set forth in Article 5.1 (Purpose of Trust) above, DEC shall have the right, in its sole discretion, to direct and fund from the Trust EBP Environmental Response Actions or to elect to perform EBP Environmental Response Actions at the Park itself using Trust funds and, if applicable, funds expended in excess of Trust funds up to a total of $99 million; provided that, for amounts in excess of $99 million, so long as Kodak has not materially breached any of its obligations hereunder, DEC shall consult in advance with Kodak on any material decisions and Kodak shall have the opportunity to request changes and DEC’s consent to such changes shall not be arbitrarily and capriciously withheld.

5.4 Trust Accounting. The Trust shall provide Kodak with an annual accounting. Upon reasonable request, but not more frequently than annually, DEC or the Trust shall provide a report to Kodak and any future Park owners which outlines EBP Environmental Response Actions completed in the preceding year and includes a projection of EBP Environmental Response Actions planned for the next year.

ARTICLE VI

ADDITIONAL PROVISIONS

6.1 Notices. All notices or other communications pursuant to this Settlement Agreement shall be in writing and shall be deemed valid and sufficient if delivered by personal service or overnight courier or if dispatched by registered mail, postage prepaid, or, if dispatched by electronic mail, promptly confirmed by letter dispatched as above provided, addressed as follows:

If to:	Kodak

Eastman Kodak Company
343 State Street
Rochester, New York 14650
Attn: General Counsel

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad St.
New York, New York 10004
Attn: Andrew G. Dietderich

If to:	ESD

Empire State Development
633 Third Avenue, 37th Floor
New York, New York 10017
Attn: President and CEO
Attn: General Counsel

With a copy (which shall not constitute notice) to:

Bryan Cave LLP
1290 Avenue of the Americas
New York, New York 10104
Attn: Lloyd Palans, Esq.

If to:	DEC

New York State Department of Environmental Conservation
625 Broadway
Albany, New York 12233-1500
Attn: General Counsel

Any party may change its address by notice to the others given in the manner set forth above. Notices and other communications rendered as herein provided shall be deemed to have been given when received.

6.2 Entire Agreement. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter addressed herein and supersedes any prior written and/or verbal agreements.

6.3 Amendments. This Settlement Agreement may only be modified in a writing signed by all of the Parties.

6.4 Headings. All headings and captions in this Settlement Agreement are for convenience only and shall not be interpreted to enlarge or restrict the provisions of the Settlement Agreement.

6.5 Construction. As used herein, (a) the plural shall include the singular, and the singular shall include the plural, unless the context or intent indicates to the contrary and (b) unless otherwise specified, references to agreements, orders and other documents are references to the same as they may be amended from time to time.

6.6 Waiver and Modification. The failure of the Parties to insist, in any one or more instances, upon the strict performance of any of the covenants of this Settlement Agreement, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.

6.7 Jurisdiction. The Parties (a) agree to submit to the jurisdiction of the Bankruptcy Court and the Federal Courts in the Southern District of New York and the state courts of the State of New York, as applicable, for purposes of all legal proceedings arising out of, or in connection with, this Settlement Agreement (provided that permitting or other matters not arising out of or in connection with Bankruptcy Court approval of this Settlement Agreement shall be heard in the state courts of the State of New York); (b) waive and agree not to assert any objection that it may now or hereafter have to the laying of the venue of such action brought in any such court or any claim that any such action brought in such court has been brought in an inconvenient forum; (c) agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Article 6.1 or any other manner as may be permitted by law shall be valid and sufficient service thereof; and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

6.8 Counterparts and Facsimile Signatures. This Settlement Agreement may be executed in counterparts and all such counterparts when so executed shall together constitute the final Settlement Agreement as if one document had been signed by all of the Parties. This Settlement Agreement may be executed by e-mail copy and each signature thereto shall be and constitute an original signature, as if all Parties had executed a single original document.

6.9 Further Necessary Actions. To the extent that any document is required to be executed by any Party to effectuate the purposes of this Settlement Agreement, the Party will execute and deliver such document or documents to the requesting Party.

6.10 Jointly Drafted. This Settlement Agreement is, and shall be deemed to be, the product of joint drafting by the parties hereto and shall not be construed against any of them as the drafter hereof.

6.11 Time is of the Essence. Time shall be of the essence with respect to each and every of the various undertakings and obligations of the Parties as set forth in the Settlement Agreement.

6.12 Successors and Assigns. All rights and obligations of the Parties hereunder shall inure to the benefit of and shall bind their respective successors and assigns, and specifically, this Settlement Agreement shall be binding upon Kodak and its reorganized successors pursuant to the terms of the Plan as approved by the Bankruptcy Court. Kodak may assign its rights and obligations under this Settlement Agreement in whole or in part to any purchaser of all or substantially all of Kodak’s ownership interests in the Park that assumes Kodak’s obligations hereunder and, upon and after such assignment and assumption, Kodak shall be released from its obligations hereunder. Upon request of Kodak, the Parties will execute and deliver documents evidencing any such assignment and assumption.

6.13 No Third-Party Beneficiaries. Nothing in this Settlement Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Settlement Agreement or the settlement effectuated hereby.

6.14 Confidentiality. This Settlement Agreement and information supplied to any Party in connection with this Settlement Agreement or otherwise that is marked “Confidential” contains confidential information (“Confidential Information”) some of which may fall within the scope of Section 87(2)(d) of the Public Officers Law (“FOIL”). If any Party receives Confidential Information it agrees to hold such Confidential Information in the strictest confidence, except to the extent required to be disclosed by law, regulation, judicial or administrative process. Should ESD or DEC receive a FOIL request seeking Confidential Information, it shall give Kodak prior written notice and the opportunity to explain in more detail why the document is subject to an exception to disclosure under FOIL.

6.15 Court Approval. The Parties’ obligations hereunder are not effective unless and until approved by the Bankruptcy Court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto by their authorized representatives have executed this instrument on the date set forth above.

NEW YORK STATE URBAN DEVELOPMENT CORPORATION, d/b/a EMPIRE STATE DEVELOPMENT

By:	/s/ Kenneth G. Adams
	Name:	Kenneth G. Adams
	Title:	President and CEO

THE NEW YORK STATE DEPARTMENT OF ENVIRONMENTAL CONSERVATION

By:	/s/ Edward F. McTiernan
	Name:	Edward F. McTiernan
	Title:	Deputy Commissioner and General Counsel

EASTMAN KODAK COMPANY
On behalf of itself and its affiliated debtors and debtors-in-possession

By:	/s/ Antonio M. Perez
	Name:	Antonio M. Perez
	Title:	Chairman and CEO

[Signature Page to Amended and Restated Settlement Agreement]

EXHIBIT A

Trust Agreement

ENVIRONMENTAL RESPONSE

TRUST FUND AGREEMENT

By and Among

Eastman Kodak Company and its

Affiliated Debtors and Debtors-in-Possession in Bankruptcy Case No. 12-10202

As Settlors

And

The Commissioner of the New York State Department of

Environmental Conservation

As Environmental Response Trust Beneficiary and Powers and Rights Holder

on Behalf of the Department

Dated: June    , 2013

This ENVIRONMENTAL RESPONSE TRUST FUND AGREEMENT (“Trust Agreement”), is entered into this     day of June    , 2013, by and among Eastman Kodak Company, a New Jersey corporation, and its Affiliated Debtors and Debtors-in-Possession in Bankruptcy Case No. 12-10202 (“Kodak” or “Settlor”) and the Commissioner of the New York State Department of Environmental Conservation, as Environmental Response Trust Beneficiary and Powers and Rights Holder on Behalf of the Department of Environmental Conservation (collectively “DEC” or “Beneficiary”).

WHEREAS, Settlor’s principal manufacturing facility in New York State is Eastman Business Park, a 1,200-acre technology center and industrial complex located in at 1669 Lake Avenue, in the City of Rochester and Town of Greece, Monroe County, New York (“EBP”). EBP covers more than 1,100 acres and includes more than 125 manufacturing buildings, 30 miles of roads, power generation facilities for steam and electricity, an industrial sewer system linked with the Kings Landing Treatment Facility, a sewer system linked to the Monroe County Sewage Treatment Facility, railroad infrastructure, fire department, water treatment facilities, a hazardous waste incinerator, and on-site landfills used for disposal of commercial and industrial wastes, including hazardous wastes; and

WHEREAS, on January 19, 2012, Settlor filed for bankruptcy protection pursuant to Chapter 11 of the United States Bankruptcy Code, 11 USC § 101 et seq. in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and

WHEREAS, on or about April 23, 2013, Settlor filed with the Bankruptcy Court a Disclosure Statement (the “Disclosure Statement”) For Debtors’ Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code (the “Plan of Reorganization”) and the Plan Of Reorganization (which may be amended, modified and supplemented from time to time); and

WHEREAS, Settlor’s operations at EBP as set forth in the Settlement Agreement and are and will be subject to regulation and enforcement by DEC pursuant to, inter alia, various articles of the New York State Environmental Conservation Law (“ECL”) and underlying regulations; and

WHEREAS, Settlor has certain environmental compliance obligations at and in the vicinity of EBP that they wish to resolve; and

WHEREAS, on or about              2013, Settlor, DEC, and the New York State Urban Development Corporation, doing business as Empire State Development (“ESD”), a public benefit corporation of the State of New York, entered into the Settlement Agreement dated             , 2013, and attached hereto as Appendix B (the “Settlement Agreement”), pursuant to which Settlor has agreed, upon approval of the Bankruptcy Court Order approving the Settlement Agreement and upon the occurrence of certain conditions, to establish and fund the Trust (as defined below) in the amount of forty-nine million dollars ($49,000,000) for the purpose of resolving certain of their ongoing environmental compliance obligations at and in the vicinity of EBP; and

WHEREAS, DEC has agreed to accept establishment and full funding of the Trust as full settlement of Settlor’s RCRA EBP Environmental Response Actions (as defined below)

requirements for the “Pre-Existing Environmental Liabilities” and to provide a covenant not to sue in substantially the same form as the Covenant Not to Sue that is attached hereto as Appendix A (the “DEC Covenant”); and

WHEREAS, the Settlement Agreement and Settlor’s Plan of Reorganization provide for the execution of the Settlement Agreement and this Trust Agreement, and the creation of the Trust to be administered by the Beneficiary and the Trustee (each as defined below); and

WHEREAS, this Trust Agreement and the Settlement Agreement shall govern the Trust;

NOW, THEREFORE, Settlor and the Beneficiary, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and in the Settlement Agreement, agree as follows:

Section 1. Definitions. As used in this Trust Agreement, capitalized terms defined in the Preamble or Recitals have the meanings specified therein and other capitalized terms have the following meanings:

(a) The term “Beneficiary” means the Commissioner of the New York State Department of Environmental Conservation on behalf of DEC, or the Commissioner’s duly appointed designee, as Environmental Response Trust Beneficiary and Powers and Rights Holder.

(b) The term “Commissioner” means the Commissioner of the DEC, or the Commissioner’s duly appointed designee.

(c) The term “Trustee” means the trustee of the Trust proposed by the Settlors and approved by the Beneficiary in accordance with the requirements of this Agreement, and any successor trustee.

(d) The term “Effective Date” means the date set forth in Settlor’s Plan of Reorganization and in the order confirming the Plan by the Bankruptcy Court.

(e) The term “ Environmental Response Actions” means the investigation, remediation, corrective action, closure, and post-closure activities at EBP and in and near the Genesee River that are: (i) required pursuant to the permit issued to Kodak by DEC under the State Resource Conservation and Recovery Act, ECL § 27-0900 et seq. and 6 NYCRR Part 373, (a federally delegated and approved program under the Federal RCRA program, 42 U.S.C. § 6901 et seq.); or (ii) due to conditions giving rise to Kodak’s environmental liabilities in existence prior to the Effective Date, including without limitation environmental conditions found at EBP that resulted in entry of a DEC Administrative Consent Order (No. R8-1046-95-02) dated February 15, 1996, regarding the Weiland Road Landfill, an inactive hazardous waste disposal sites within EBP identified by DEC, including sites # 8288071; 828074; 828092 and 828082.

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Section 2. Purpose of the Trust, Construction and Interpretation.

(a) The purposes of the Trust is to conduct, manage and/or fund Environmental Response Actions in accordance with the provisions of this Trust Agreement.

(b) The Trust is hereby created as a qualified settlement fund within the meaning of, and pursuant to, Subchapter A, Section 1.468B-1 of the United States Treasury Regulations promulgated under the Internal Revenue Code.

(c) Where the provisions of this Trust Agreement or the Settlement Agreement conflict with or are irreconcilable with the provisions of the Plan of Reorganization, the terms of this Trust Agreement and the Settlement Agreement shall govern. The provisions of this Trust Agreement shall be interpreted in a manner consistent with the Settlement Agreement.

(d) The Trust has no objective to engage in any trade or business and shall not be deemed to be engaging in any trade or business. The Trustee shall have no authority to engage in any trade or business. The performance by the Trustee of its duties under this Trust Agreement and the Settlement Agreement shall not be considered to be the engagement in a trade or business.

Section 3. Establishment of Trust. Settlor hereby establishes an environmental trust fund (the “Trust”) for the benefit of the Commissioner on behalf of DEC pursuant to this Trust Agreement and the Settlement Agreement. As of the Effective Date, Settlor shall appoint a Trustee acceptable to the Beneficiary who shall have all the rights, powers and duties set forth herein and in the Settlement Agreement with respect to accomplishing the purpose of the Trust, as set forth below. Settlor and the Trustee intend that DEC shall have the authority to determine appropriate Environmental Response Actions and approve funding for such actions through the Trustee.

Section 4. Transfer of Funds to the Environmental Response Trust. The Settlors shall fund the Environmental Response Trust Fund in the amount of forty-nine million dollars ($49,000,000) as set forth in the Settlement Agreement.

Section 5. Funding and Disbursements for Environmental Response Actions.

(a) DEC shall have the right, in its sole discretion, and without approval from any third-party including the Settlor or any third-party who takes any interest in EBP from the Settlor, to direct Environmental Response Actions, including but not limited to the selection and/or termination of a Trustee; the evaluation and selection of any remedy, or implementation of any corrective action, closure and/or post closure activities within the meaning of 6 NYCRR Part 373; and the selection and/or termination of contractor(s) and/or consultant(s). Trust funds shall be used exclusively to fund Environmental Response Actions and for no other purpose.

(b) The Trustee shall within 15 days of a duly issued written directive from the Commissioner make payment from the Fund to provide for the payment of the costs incurred and covered by this Trust Agreement and the Settlement Agreement. The Trustee shall reimburse DEC or such other persons as specified by the Commissioner from the Trust Fund for the expenditures of such covered Environmental Response Actions in such amounts as the Commissioner directs.

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(c) The Trustee shall have the obligation to provide written confirmation to the Commissioner or his designee of all payments/disbursements directed to be made by the Commissioner.

(d) The Trust shall not be responsible for any costs associated with: (i) building demolition and/or site redevelopment at EBP (including but not limited to abatement of any asbestos; lead based paint; urea formaldehyde insulation; PCBs; or mercury; or construction, including de-watering during construction; soil management or other reconfiguration of surface features); or (ii) operation, maintenance, replacement or retirement of the waste water treatment plant and power plant, including boilers, electric-generating steam turbines, air compressors, nitrogen system, steam turbine, motor driven refrigeration units and related distribution systems and piping; the demineralized water plants, high purity water treatment plant, wastewater purification plant, water intakes, reservoirs and cooling towers, pumping stations, filtration and treatment equipment, nitrogen generation system, and liquid nitrogen vaporization system and related distribution systems and piping; or any other assets used to provide utility services. The Trust shall have no liability for the real property located at EBP; title to EBP real property shall be retained by the Settlor and/or any third party to which the Settlor sells or transfers such real property.

Section 6. Trustee, Authority and Management. The Trustee shall have the authority to invest and reinvest the principal and income of the Trust in demand and time deposits, such as certificates of deposit, in banks or other savings institutions whose deposits are federally insured, or other liquid investments, such as U.S. Treasury bills, or such other investment as approved by DEC, and shall keep the Trust invested as a single fund, without distinction between principal and income, in accordance with general investment policies and guidelines which the DEC may communicate in writing to the Trustee from time to time, subject, however, to the provisions of this section. In investing, reinvesting, exchanging, selling, and managing the Trust, the Trustee shall discharge his or her duties with respect to the trust fund solely in the interest of the Beneficiary and with the care, skill, prudence, and diligence under the circumstances then prevailing which persons of prudence, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims, except that nothing in this Section 6 shall be construed as authorizing the Trustee to cause the Trust to carry on any business or to derive any gains there from, including without limitation, the business of an investment company, or a company “controlled” by an “investment company,” required to register as such under the Investment Company Act of 1940, as amended. The sole purpose of this Section 6 is to authorize the investment of the funds in the Trust or any portions thereof as may be reasonably prudent pending use of the proceeds for the purposes of the Trust.

Section 7. Beneficiary and DEC Authority, Rights and Powers. The Beneficiary shall have the authority in its discretion to retain or terminate the Trustee, or any contractor and/or consultant; to conduct audits of the Trust; to receive copies of all payments and disbursements from the Trust and all Trust bank statements and records. The Trustee shall provide any information requested by the Beneficiary or his designee within ten days of such request.

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Section 8. Residual Funds. Any funds remaining in the Trust upon completion of all required Environmental Response Actions shall be distributed to DEC to be used for any lawful purpose within DEC’s sole discretion.

Section 9. Trust Fund Expenses. All commissions and fees incurred by the Trustee in connection with the administration of the Trust, the compensation of the Trustee, and all of the proper charges and disbursements of the Trustee shall be paid from the Trust.

Section 10. Annual Valuation. The Trustee shall annually, at least 30 days prior to the anniversary date of establishment of the Trust, furnish to Settlor and to the Commissioner a statement confirming the value of the Trust and an accounting of all disbursements, fees and income of the Trust for the year. Any securities in the Trust shall be valued at market value as of no more than 60 days prior to the anniversary date of the establishment of the Trust. Upon reasonable request, but not more frequently than annually, DEC or the Trustee shall provide a report to the Settlors and any future EBP owners which outlines Environmental Response Actions completed in the preceding year and includes a projection of Environmental Response Actions planned for the next year.

Section 11. Advice of Counsel. Trustee may from time to time, and with the written permission of the Commissioner, which permission shall not be unreasonably withheld, consult with counsel approved by DEC with respect to any question arising as to the construction of this Trust Agreement or any action to be taken hereunder. The Trustee shall be fully protected, to the extent permitted by law, in acting upon the advice of counsel, but in no event shall the Trustee assert any attorney-client or other privilege as to the Beneficiary.

Section 12. Trustee Compensation. The Trustee shall be entitled to reasonable compensation for its services and reimbursement of expenses as agreed upon in writing by the Commissioner, and such compensation shall be paid out of the Trust.

Section 13. Removal of Trustee; Successor Trustee. The Trustee may resign but only upon sixty 60 days written notice to DEC. In no event shall such resignation be effective until DEC has appointed a successor Trustee, who accepts such appointment and is provided no less than ten (10) business days to confer with the resigning Trustee regarding Trust operations. DEC may terminate and/or replace the Trustee in its sole discretion. Any successor Trustee shall have the same powers and duties as those conferred upon the Trustee pursuant to this Trust Agreement and the Settlement Agreement. Upon a successor Trustee’s acceptance of the appointment, the Trustee shall assign, transfer, and pay over all documents and information to the successor trustee regarding the Trust. If for any reason DEC cannot or does not act in the event of the resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for relief or instruction. Any expenses incurred by the Trustee as a result of any of the acts contemplated by this section shall be paid as provided in this Trust Agreement.

Section 14. Instructions to the Trustee. All orders, requests, and instructions by DEC to the Trustee shall be in writing, signed by such persons as are designated in the attached Appendix C or such other designees as the Commissioner may designate in writing to the Trustee. The Trustee shall act and shall be fully protected in acting without inquiry in

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accordance with DEC’s orders, requests, and instructions. The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change or a termination of the authority of any person to act on behalf of the Commissioner hereunder has occurred. The Trustee shall have no duty to act in the absence of such orders, requests, and instructions from the Commissioner except as provided for herein.

Section 15. Amendment of Trust Agreement. This Trust Agreement may be amended in a manner not materially adverse to Kodak or any EBP Party (as defined in the DEC Covenant) by an instrument in writing executed by the Trustee and the Commissioner.

Section 16. Irrevocability and Termination. Subject to the right to amend this Trust Agreement as provided in Section 15 hereof, this Trust shall be irrevocable and shall continue until terminated at the written notice of the Commissioner. Upon termination of the Trust, all remaining trust property, less final trust administration expenses, shall be delivered to DEC.

Section 17. Immunity and Indemnification. The Trustee shall not incur personal liability of any nature in connection with any act or omission, made in good faith, in the administration of the Trust, or in the carrying out of any directions by DEC issued in accordance with this Trust Agreement.

Section 18. Choice of Law. This Trust Agreement shall be administered, construed, and enforced according to the laws of the State of New York.

Section 19. Interpretation. As used in this Trust Agreement, words in the singular include the plural and words in the plural include the singular. The descriptive headings for each section of this Trust Agreement shall not affect the interpretation or the legal efficacy of this Trust Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties have caused this Trust Agreement to be executed by their respective officers duly authorized and their corporate seals to be hereunto affixed and attested as of the date first above written. The parties below certify that the wording of this Agreement is identical to the wording specified in 6 NYCRR 373-2.8(j)(1) as such regulations were constituted on the date first above written.

EASTMAN KODAK COMPANY

[Name and Title]

ATTEST:

[Name and Title]

COMMISSIONER OF THE NEW YORK STATE DEPARTMENT OF ENVIRONMENTAL CONSERVATION, AS ENVIRONMENTAL RESPONSE TRUST BENEFICIARY AND POWERS AND RIGHTS HOLDER ON BEHALF OF THE DEPARTMENT OF ENVIRONMENTAL CONSERVATION

[Name and Title]

ATTEST:

[Name and Title]

On this      day of             , 2013, before me personally came to me known who, by me duly sworn, did depose and say that (s)he resides in; that (s)he is the officer of, the corporation described in and which executed the within Trust Agreement; that (s)he knew the seal of said corporation; that the seal affixed to said instrument was such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that (s)he signed his/her name thereto by like order.

Notary Public

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APPENDIX A

COVENANT NOT TO SUE

A-1

APPENDIX B

SETTLEMENT AGREEMENT

B-1

APPENDIX C

DEC AUTHORIZED SIGNATORIES

C-1

EXHIBIT B

DEC Covenant

AGREEMENT WITH COVENANTS NOT TO SUE

INTRODUCTION

THIS AGREEMENT WITH COVENANTS NOT TO SUE (this “Covenant”) is made this      day of              2013 by and between the New York State Department of Environmental Conservation (“DEC”) and Eastman Kodak Company (“Kodak”) (DEC and Kodak are collectively referred to as the “Parties”).

BACKGROUND

WHEREAS, Eastman Business Park (“EBP”) covers more than 1,100 acres and is located at 1669 Lake Avenue, in the City of Rochester and Town of Greece, New York. EBP includes more than 125 manufacturing buildings, 30 miles of roads, power generation facilities for steam and electricity, an industrial sewer system linked with the Kings Landing Treatment Facility, a sewer system linked to the Monroe County Sewage Treatment Facility, railroad infrastructure, fire department, water treatment facilities, a hazardous waste incinerator, and on-site landfills used for disposal of commercial and industrial wastes, including hazardous wastes.

WHEREAS, portions of EBP are presently owned and/or operated by Kodak as a debtor-in-possession in Bankruptcy Case No. 12-10202 (ALG) (the “Bankruptcy Case”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

WHEREAS, Kodak’s operations at EBP are subject to regulation by DEC pursuant to, inter alia, New York State Environmental Conservation Law (“ECL”); New York State Navigation Law (“NL”); the Federal Resource Conservation and Recovery Act (“RCRA”); the Comprehensive Environmental Responsibility Compensation and Liability Act (“CERCLA”); the Clean Air Act (“CAA”) and the Clean Water Act (“CWA”).

WHEREAS, There have been permitted and unpermitted air emissions, discharges of wastewater and storm water as well as releases of hazardous substances and hazardous wastes, as those terms are defined by 42 U.S.C. 9601(14), 42 U.S.C. 6903(5) and 6 NYCRR 371.1 which have resulted in contamination of soil and groundwater at EBP as well as sediments and surface waters in areas adjoining EBP. In response to contamination at EBP, DEC issued DEC Permit #8-2614-0205/00/04 (the “RCRA Permit”) to Kodak. DEC issued the RCRA Permit pursuant to 6 NYCRR 373. The RCRA Permit sets forth detailed operation, closure and post-closure care and maintenance requirements, as well as corrective action requirements for EBP.

WHEREAS, To address the threat to public health, welfare and the environment posed by the identified contamination at EBP, the RCRA Permit requires that Kodak take corrective action including without limitation operating a wastewater treatment system which collects storm water, contaminated groundwater from Kodak’s corrective actions required by the RCRA Permit as well as leachate and contaminated groundwater generated by the Weiland Road Landfill required pursuant to 6 NYCRR Part 360 and Administrative Consent Order R8-1046-95-02 dated February 15, 1996.

WHEREAS, Portions of EBP have been designated as inactive hazardous waste disposal sites by DEC, including sites # 8288071; 828074; 828092 and 828082.

WHEREAS, Pollutants, hazardous substances and hazardous wastes have been discharged from EBP into the adjacent Genesee River. Investigations into conditions in the Genesee River and related dredge spoils are ongoing and response actions may be necessary to address the threat to public health, welfare and the environment posed by the contamination of the Genesee River caused by Kodak.

WHEREAS, Kodak’s financial status and bankruptcy may prevent Kodak from complying with all of the corrective action requirements of the RCRA Permit, the order and regulatory obligations governing Weiland Road Landfill, and otherwise responding to contamination at, or which has emanated from, EBP. As a result, Kodak has proposed funding an environmental response trust (the “Environmental Response Trust”) to address its obligations to DEC at EBP.

WHEREAS, DEC, the New York State Urban Development Corporation, doing business as Empire State Development (“ESD”), and Kodak entered into a Settlement Agreement, dated             , 2013 (the “Settlement Agreement”), governing the creation and use of the Environmental Response Trust and entry into this Covenant; and

WHEREAS, On or about             , the Bankruptcy Court issued an order in the Bankruptcy Case approving the Settlement Agreement pursuant to Section 363 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure.

NOW THEREFORE, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Unless otherwise expressly provided herein, terms used in the Covenant that are defined in the ECL or the regulations promulgated thereunder shall have the meanings assigned to them in the ECL or such regulations. Wherever the terms listed below are used in this Covenant they shall have the following meanings:

“Allowed Post-Petition Trust Claim” means the administrative claim against Kodak contemplated by Section 3.1(c) of the Settlement Agreement and defined therein as the “Allowed Post-Petition Trust Claim.”

“EBP Parties” means any person or entity, whether or not affiliated with Kodak, that was not an owner or tenant of EBP on the date of the Settlement Agreement but that takes title or any interest in EBP from Kodak after the date of the Settlement Agreement pursuant to Article VII of this Covenant, that has or is alleged to have any present or future liability or responsibility to DEC, New York State, the United States or any agency or instrumentality thereof with respect to any Pre-Existing Environmental Liability or any other environmental subsurface condition in existence prior to the Implementation Date at current and former parcels of the Park and historical discharges from the Park to the Genesee River.

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“Effective Date” means the date upon which both parties duly execute and deliver copies of this Covenant, the Settlement Agreement has been approved by an order entered by the Bankruptcy Court and all time periods to appeal the order have expired.

“Laws” means applicable federal, state or local statutes, common-law, rules, regulations, consent orders or injunctions.

“Pre-Existing Environmental Liability” means liabilities for conditions on, at, under or about EBP arising under any Laws for any spill, discharge, escape, release or threatened release of hazardous substances or hazardous wastes which occurred prior to the Effective Date including without limitation liabilities based upon: (i) contamination of soil, surface water, sediments or groundwater at EBP; (ii) contamination of sediments and surface waters in the Genesee River adjoining EBP which originated at EBP, or (iii) contamination due to on-going migration or passive emissions (including soil vapors) from hazardous substances or hazardous wastes which are the result of discharges or other events at EBP which occurred entirely prior to the Effective Date; provided, however, that to the extent that any liability is due, in part, to discharges or other events which occurred prior to the Effective Date and, in part, to discharges or other events (including the negligent acts or omissions of Kodak) which occur after the Effective Date, then that portion of the liability which is caused by Kodak’s acts or omissions after the Effective Date shall not constitute a Pre-Existing Environmental Liability; and provided further that with regard to any building or equipment at EBP owned or operated by Kodak, the presence of asbestos; lead based paint; urea formaldehyde insulation; polychlorinated biphenyls; mercury; or any other hazardous substance as a component or constituent of any building, building material or equipment which exists prior to the Effective Date shall not render the condition a Pre-Existing Environmental Liability and Kodak shall comply with all Laws governing the management, abatement and/or disposal of such material to the extent triggered by or applicable to Kodak’s operation, demolition, modification or refurbishment of such building or equipment.

ARTICLE II

KODAK’S OPERATIONS

2.1 Kodak shall conduct its activities at EBP in compliance with applicable Laws and nothing contained in this Covenant shall be construed to authorize any unpermitted releases of any hazardous substances, hazardous wastes or pollutants by Kodak or any operation or activity by Kodak in violation of the ECL or any applicable Laws.

ARTICLE III

COVENANT NOT TO SUE

3.1 Upon Kodak’s payment in full of the Allowed Post-Petition Trust Claim, and subject to the reservation of claims and defenses set forth in Article VI hereof, the DEC hereby covenants not to sue, execute judgment, or take any civil, judicial or administrative action under any federal, state, local, or common law or other actions for costs, damages, enforcement costs, interest, contribution or attorney’s fees (other than enforcement of this Covenant) against the EBP Parties for any Pre-Existing Environmental Liabilities at EBP.

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3.2 Subject to the reservation of claims and defenses set forth in Article VI hereof, Kodak covenants not to assert any claims or causes of action under any federal, state, local, or common law against the DEC, or its employees, agencies or departments, or to seek against the DEC any costs, damages, contribution or attorneys’ fees arising out of or related to conditions at EBP or any Pre-Existing Environmental Liabilities.

ARTICLE IV

CONTRIBUTION PROTECTION

4.1 To the extent authorized under 42 U.S.C. § 9613 and New York General Obligations Law § 15-108, Kodak shall be deemed to have resolved its liability to DEC for purposes of contribution protection provided by CERCLA Section 113(f)(2) for Pre-Existing Environmental Liabilities.

4.2 DEC shall not oppose any motion or application by Kodak in any subsequent proceeding which seeks the contribution protection that this Covenant is intended to provide to Kodak.

4.3 If DEC takes any action in connection with a Pre-Existing Environmental Liability, including without limitation any administrative proceeding, which results in any other third party asserting against Kodak a claim in the nature of contribution, which claim is based, in whole or in part, on the allegation that the claimant and Kodak share a common liability to DEC, then to the extent authorized under the ECL, the New York General Obligations Law § 15-108, and any other applicable law, upon written request by Kodak, DEC agrees to confirm to any administrative agency, court or tribunal that Kodak’s funding of the Environmental Response Trust performance of its obligations under the Settlement Agreement and this Covenant represent Kodak’s fair share of liability or responsibility to DEC for Pre-Existing Environmental Liabilities and DEC shall take any reasonable action requested by Kodak to modify DEC’s pleadings or judgment to ensure that Kodak is not exposed to claims in the nature of contribution; provided, however, that nothing in this Covenant shall obligate DEC to initiate any judicial proceeding, or otherwise initiate any action seeking a judicial declaratory ruling, for the benefit of Kodak.

ARTICLE V

DISPUTE RESOLUTION

5.1 Any determination by DEC that Kodak has liability or potential liability for or as a result of a condition on, at, under or about current and former parcels of EBP which DEC alleges is not a Pre-Existing Environmental Liability shall be subject to dispute resolution pursuant to this Article V, provided that (i) within 10 business days of receipt of a notice from DEC that Kodak has liability or potential liability for or as a result of a condition on, at, under or about current and former parcels of EBP which DEC alleges is not a Pre-Existing Environmental Liability (a “Liability Notice”), Kodak requests in writing that the matter in dispute be resolved by the DEC’s Deputy Commissioner for Remediation and Materials Management (the “Deputy Commissioner”) and, (ii) within 30 calendar days of receipt of the Liability Notice, Kodak submits a written statement of the issues in dispute, which shall include the facts upon which the

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dispute is based, the factual data, analysis or opinion(s) supporting Kodak’s position, and all supporting documentation on which it relies, including, if applicable, affidavits and/or declarations (a “Statement of Position”). DEC shall serve its Statement of Position, and all supporting documentation, including, if applicable, affidavits and/or declarations no later than 30 calendar days after receipt of Kodak’s Statement of Position. Kodak shall have 10 business days after receipt of DEC’s Statement of Position within which to serve a reply. If Kodak does not timely comply with the requirements of this paragraph, then the DEC’s Liability Notice shall be deemed final and binding on Kodak. The time periods for the exchange of Statements of Position and replies may be modified upon Covenant in writing of the parties. An administrative record of any dispute under this paragraph shall be maintained by DEC. The record shall include the Statement of Position served by each Party and any relevant information submitted by a Party to the dispute. The record shall be available for review by Kodak and the public, consistent with the Freedom of Information Law (New York Public Officers Law Article 6).

5.2 Upon review of the administrative record as developed pursuant to Article 5.1 hereof, the Deputy Commissioner shall promptly issue a final decision resolving the dispute.

5.3 The invocation of formal dispute resolution procedures under this Article V shall not stay or excuse the performance of work required pursuant to the disputed DEC determination, or Liability Notice, except by written agreement of the DEC or by the Deputy Commissioner upon written application from Kodak. Kodak shall have the burden of establishing the necessity and appropriateness of such a stay or excuse based on the likelihood of success on the merits with respect to the matter in dispute and a balancing of the equities. The Deputy Commissioner’s decision not to grant an extension is subject to judicial review pursuant to paragraph D of this Article V. The decision of the Deputy Commissioner shall be final and binding upon Kodak unless within 30 calendar days of receipt of the Deputy Commissioner’s decision, Kodak petitions for review by a court of competent jurisdiction.

5.4 If Kodak invokes the dispute resolution provisions of this Article V, DEC’s Liability Notice shall not be set aside or revised by the court unless Kodak establishes that DEC’s position is arbitrary, capricious or not in accordance with law.

5.5 If DEC alleges that any liability is due, in part, to discharges or releases which occurred prior to the Effective Date and, in part, to discharges or releases (including by negligent acts or omissions of Kodak) which occur after the Effective Date, then traditional concepts of divisibility and causation may be used by either Party to apportion the liability which is alleged to have been caused by Kodak’s acts or omissions after the Effective Date.

ARTICLE VI

RESERVATIONS

6.1 Nothing in this Covenant, expressed or implied, is intended to confer upon any party other than the EBP Parties any rights, remedies, obligations or liabilities under or by reason of this Covenant or the settlement effectuated hereby.

5

6.2 Nothing contained in this Covenant shall be construed as barring, adjudicating, or in any way resolving:

(a)	any actions to enforce this Covenant;

(b)	the lawful exercise of any power or authority of DEC not otherwise restricted by this Covenant;

(c)	any claim, cause of action, right or defense that the Parties may have under state or federal Law as against any third party;

(d)	DEC’s right against Kodak or any other person to protect public health and the environment from an imminent and substantial hazard or to otherwise prohibit the Deputy Commissioner or his duly authorized representative from exercising any summary abatement powers or Kodak’s rights and defenses to such actions;

(e)	any claim under New York State common law for nuisance;

(f)	DEC’s right to bring criminal charges against any person or entity;

(g)	DEC’s right to gather information, request records and enter and inspect property and premises; or

(h)	any claims of the United States.

ARTICLE VII

COVENANT TO APPLY TO EBP PARTIES

This Covenant shall remain effective and the protections and obligations of this Covenant shall apply, without further action by ESD, to each EBP Party as it applies to Kodak if and when the following conditions are satisfied:

(a)	DEC receives written notice of the identity of the EBP Party within 14 business days after the entity becomes an EBP Party;

(b)	the EBP Party undertakes all appropriate inquiry into previous ownership and uses of its portion of EBP;

(c)	the EBP Party agrees to be bound to this Covenant by duly executing and delivering a signature page to DEC in the form of the joinder agreement attached hereto as Annex A; and

(d)	upon acquiring any interest in EBP, the EBP Party duly reports any unpermitted spills, discharges, escapes, releases or threatened releases of hazardous substances or hazardous wastes for the portions of EBP under its control in accordance with applicable Laws.

6

ARTICLE VIII

NOTICES

8.1 All notices or other communications pursuant to this Covenant shall be in writing and shall be deemed valid and sufficient if delivered by personal service or overnight courier or if dispatched by registered mail, postage prepaid, or, if dispatched by electronic mail, promptly confirmed by letter dispatched as above provided, addressed as follows:

If to:	Kodak

Eastman Kodak Company
343 State Street
Rochester, New York 14650
Attn: General Counsel

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad St.
New York, New York 10004
Attn: Andrew G. Dietderich

If to:	DEC

New York State Department of Environmental Conservation
625 Broadway
Albany, New York 12233-1500
Attn: General Counsel

8.2 The Parties reserve the right to designate additional or different addressees for communication upon providing written notice to the other and to any EBP Parties.

ARTICLE IX

MODIFICATIONS

9.1 This Covenant shall constitute the complete and entire understanding between the Parties concerning the EBP Parties’ liability to DEC for Pre-Existing Environmental Liabilities. No term, condition, understanding, or Covenant purporting to modify or vary any term of this Covenant shall be binding unless made in writing and subscribed by the Party to be bound. No informal advice, guidance, suggestion, or comment by DEC regarding any report, proposal, plan, specification, schedule, or any other submittal shall be construed as relieving Kodak of Kodak’s obligations pursuant to this Covenant.

[SIGNATURE PAGE FOLLOWS]

7

IN WITNESS WHEREOF, the parties hereto by their authorized representatives have executed this instrument on the date set forth above.

THE NEW YORK STATE DEPARTMENT OF ENVIRONMENTAL CONSERVATION

By:
Name:
Title:

EASTMAN KODAK COMPANY
On behalf of itself and its affiliated debtors and debtors-in-possession

By:
Name:
Title:

8

ANNEX A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is executed and delivered this      day of                  by                                          (the “EBP Party”) and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement with Covenants Not to Sue dated as of [—], 2013, as amended (the “Covenant”), by and among the New York State Department of Environmental Conservation (“DEC”) and Eastman Kodak Company (“Kodak”).

WHEREAS, the EBP Party has or is alleged to have, now or in the future, any liability or responsibility to DEC, New York State, the United States or any agency or instrumentality thereof with respect to any Pre-Existing Environmental Liability or any other environmental subsurface condition in existence prior to the Implementation Date at current and former parcels of the Park and historical discharges from the Park to the Genesee River;

WHEREAS, pursuant to the terms of the Covenant and provided that certain conditions specified in the Covenant are satisfied, the EBP Party is entitled to have the Covenant remain effective and apply to the EBP Party;

NOW, THEREFORE, in consideration of the mutual promises contained in the Covenant and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the EBP Party hereby acknowledges and agrees to be bound to all terms and conditions of the Covenant applicable to Kodak.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement on the day and year first set forth above.

[Name of EBP Party]

9

SCHEDULE 3.1(a)

Transferred Property

GROUNDWATER REMEDIATION ASSET DESCRIPTIONS

System	Component Pump Well Identification #	Equipment Description
WIA-KPW North Fenceline Containment System	PB119ER, PB119NER, PB135ER, PB143NW, PL54E, PL54NE, PL54NE2, PL54W

•      Enclosure Sheds D-1, D-2, D-6 & D-7 (houses instrumentation and control systems)

•      Electrical main power disconnect and circuit breaker panels

•      Pump well motor controls

•      Level controllers

•      Flow meters and sensors

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well manholes

Parking Lot 50 Migration Control System	PL50N2, PL50N3, PL50NW3, PL50W

•      Electrical main power disconnect and circuit breaker panels

•      Pump well motor controls

•      Instrumentation panels

•      Level controllers

•      Flow meters and sensors

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well vault systems

Building 329 / 349 Area Remedial System	PB329E2, PB349N

•      Electrical main power disconnect and circuit breaker panels

•      Pump well motor controls

•      Instrumentation panels

•      Level controllers

•      Flow meters and sensors

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well vault systems

Northern KPM Migration Control System	PB350NE2, PB350NW, PB319N

•      Enclosure Shed M-10 (houses instrumentation and control systems)

•      Electrical main power disconnect and circuit breaker panels

•      Pump well motor controls

•      Level controllers

•      Flow meters and sensors

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well manholes

MIA-301 (KPM) Groundwater Remediation System	PB323SE2, PB303SW, PB303W2	• Pumpwell vaults • Submersible groundwater pumps • Pneumatic air supply systems • Pump cycle counters • Conveyance piping

Northeast KPX Overburden Migration Control System	PB218N

•      Electrical main power disconnect and circuit breaker panels

•      Instrumentation panel

•      Level controller

•      Flow meter and sensor

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pump

•      Conveyance piping

•      Pump well manhole

Parking Lot 73 Remedial System	PL73N

•      Electrical main power disconnect and circuit breaker panels

•      Instrumentation panel

•      Level controllers

•      Flow meter and sensor

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well manhole

Weiland Road Landfill TOR Remedial System	PWRNW3

•      Electrical main power disconnect and circuit breaker panels

•      Instrumentation panel

•      Level controller

•      Flow meter and sensor

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pump

•      Conveyance piping

•      Pump well vault

Individual Systems	PB53N2, PB54NW, PB54SE, PB115N, PB136S, PB57W, PB322NE2, PB322NE4, PB307E2, PB307N3

•      Pumpwell vaults

•      Submersible groundwater pumps

•      Pneumatic air supply systems

•      Pump cycle counters

•      Conveyance piping

•      Electrical main power disconnect and circuit breaker panels

•      Instrumentation panel

•      Level controllers

•      Flow meter and sensor

•      Motor contactor, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

Northeast KPE Migration Control Systems	PL41N, PL41S, PL42E, PL42W

•      Electrical main power disconnect and circuit breaker panels

•      Instrumentation panels

•      Level controllers

•      Flow meters and sensors

•      Motor contactors, thermal overloads and resets

•      Submersible ground water pumps

•      Conveyance piping

•      Pump well vaults

MIA-333 Dual Phase Remediation System	PB326SWR, PB326SW5, PB326SW6, PB326SW9

•      Enclosure trailer

•      Vacuum extraction pump

•      Electrical main power disconnect and circuit breaker panel

•      Instrumentation panel

•      Flow meters and sensors

•      Motor contactors, thermal overloads and resets

•      Oil water separator

•      Conveyance piping

•      Extraction manholes

M-7 Weiland Road Landfill Pump Station		• Pump and Motor • Level System • Flownmeter

GROUNDWATER WELL ASSET DESCRIPTION AND LISTING

Description

Over 800 conventional groundwater monitoring and extraction wells of varying depths throughout the EBP facility and in off-site locations. Monitoring wells include casings, risers, screened intervals, surface mounts, caps and locks.

Groundwater Well Asset Identification Numbers

G1B115SR

G1B117NE

G1B119W

G1B126SW

G1B137S

G1B137S2

G1B142SR

G1B148S

G1B314S

G1B331SW

G1B349NW

G1B352NW2

G1BD20W2

G1BD20WR

G1ES10R

G1ES2

G1ES3R

G1ES4R

G1ESR

G1L50S

G1L50S2R

G1L50SW2R

G1WS15

G2B115SR

G2B117NE

G2B119W

G2B126SW

G2B136S

G2B136S2

G2B136S3

G2B136S5

G2B137S

G2B137S2

G2B137SW

G2B140W

G2B142SR

G2B148S

G2B314S

G2B331SW

G2B349NW

G2B352NW2

G2B59E

G2B62SE

G2BD20W2

G2BD20WR

G2ES10

G2ES2

G2ES4

G2ESR

G2L50S2R

G2L50SW

G2L50SW2R

G2L50SWR

G2L72SE

G2WRNW

G2WS15

GB101SW

GB102S

GB104SE

GB105E

GB105NE

GB105SE2

GB105SER

GB105SW

GB110S

GB112W

GB114SW

GB114SW2

GB115E

GB115N

GB115SE2

GB115W

GB119E

GB119N

GB119NE

GB119NW

GB119S

GB119W2R

GB119W3

GB120E

GB120NW

GB120SE

GB120SW

GB120SW2

GB120SW3

GB121N

GB121SW

GB122SW

GB123NE

GB129NW

GB129SE

GB130SW

GB134E

GB135NER

GB135NW

GB135SE

GB136S6

GB136SR

GB137SW

GB140E

GB140W

GB142W

GB143SE

GB145NW

GB145SE

GB151SE

GB153NE

GB16N

GB201NW

GB202NER

GB203W

GB204NW

GB205NE

GB206E

GB206NE

GB206NW2

GB206SW

GB207E

GB208NE2

GB211NE

GB212NW

GB213NE

GB214N

GB216W

GB218E

GB218NE

GB218NW

GB218SE

GB21N

GB23SW

GB28NW

GB2N

GB302E

GB303SE

GB304NW

GB305N

GB307E

GB308E

GB308N

GB309SW

GB30NE

GB310SW

GB313W

GB317N

GB317NE

GB317NW

GB318SW

GB319N

GB322NE2

GB322SW

GB324NER

GB326SWR

GB327E

GB328N

GB329E

GB329NEZ

GB329NW

GB329S

GB329SE3

GB329SW3

GB329W

GB330N

GB332EZ

GB332NE

GB333NEZ

GB333NW

GB333NW2

GB339E

GB349N2Z

GB349N3Z

GB349NW2Z

GB349NW3Z

GB349W

GB34SE

GB350NE

GB350NWR

GB351SWZ

GB352NW

GB38NW

GB46NR

GB49NE

GB53NER

GB54SE

GB58NER

GB59E

GB62SE

GB69N

GB9E

GBD20W3

GBD3E

GBM32N

GBM41SW

GES16

GES17

GES7

GL12NW

GL15E

GL15N

GL15S

GL18S

GL28W

GL42SE

GL42SE2

GL42SR

GL45WR

GL47N

GL50N

GL50N2

GL50NE2

GL50NW

GL50NW3

GL50SE2R

GL50SW3R

GL54NE

GL55N

GL56NW

GL60N

GL72SE

GL72SW

GL73S

GL76S

GM5

GMN4

GMN5

GMN6

GMW12

GMW13

GMW14

GQB101SW

GQB105E

GQB105NE

GQB112W

GQB114SW

GQB115E

GQB115N

GQB115SR

GQB115W

GQB119S

GQB120NW

GQB120SW2

GQB120SW3

GQB121N

GQB121SW

GQB122SW

GQB123NE

GQB126SW

GQB129NW

GQB129SE

GQB129SW

GQB130SW

GQB134E

GQB135E2

GQB135NW

GQB137SW

GQB140E

GQB140W

GQB142SR

GQB142W

GQB143SE

GQB148S

GQB16E

GQB206NE

GQB208NE2

GQB218E

GQB218NE

GQB218NW

GQB218SE

GQB23SW

GQB304NW

GQB308E

GQB310SW

GQB317N

GQB317NE

GQB322NE2

GQB328N

GQB329NE

GQB329NW

GQB329SE3

GQB329W

GQB330N

GQB350NW

GQB49NE

GQB57N

GQB58NE

GQB65SE

GQB69N

GQB81E

GQBD20W2

GQBD20W3

GQBD20WR

GQBD3E

GQES10

GQES13

GQES16

GQES19

GQES3

GQES4

GQL15E

GQL15N

GQL15S

GQL41E

GQL50N2

GQL50NE

GQL50NE2

GQL50NW3

GQL50S2R

GQL50S3

GQL50SE2R

GQL50SE3

GQL50SW2R

GQL50SW3R

GQL72SW

GQL76S

GQWN1

GQWN2

GQWRE

GQWRSE

GQWRW2

GQWS12

GQWS13

GQWS15

GQWS17

GQWS3

GQWS5

GQWS9

GTCS

GW-5

GWN1

GWN3

GWN4

GWN5

GWN6

GWRNE

GWRNW

GWRNW2

GWRNW3Z1

GWRNW3Z2

GWRS4

GWRSE

GWRSW

GWRW

GWRW2Z1

GWRW2Z2

GWS12

GWS14

GWS16

GWS5

IB205NE

IB320SE

IB502E

IB502E2

IB502E3

IB502E4

IB502E5

IB502E6

IB502E7

IB502E8

IB502N

IB502NE2

IB502NE3

IB502SE2

IB502SE3

IB502SE5

IB502W

IB605NE5

IB62SE

IB642NE

IB642NW

IBE24E

IBE24NE

IBE24NW

IES

IES10

IES13

IES2

IES3

IES4

IES7

IES9

IPL82SW

IWRNW2

IWRS3

IWRS4

IWS10

IWS11

IWS12

IWS13

IWS3

IWS4R

IWS5

LSL73S2

LSWRS4

M3

M4

M6

ML73S2

MTGWS13

MW-17

MWS12R

PB115N

PB119ER

PB119NER

PB135ER

PB136S

PB143NW

PB218N

PB303SW

PB303W2

PB307E2

PB307N3

PB319N

PB322NE2

PB322NE4

PB323SE2

PB326SW5

PB326SW6

PB326SW9

PB326SWR

PB329E2

PB349N

PB350NE2

PB350NW

PB53N2

PB54NW

PB54SE

PB57W

PL15W

PL41N

PL41S

PL42E

PL42W

PL50N2

PL50N3

PL50NW3

PL50W

PL54E

PL54NE

PL54NE2

PL54W

PL73N

PWRNW3

PWRW2

Q1B16E

Q1L28W

Q2B16E

Q2L27NW

Q2L28W

Q2L42NE2

Q2L42NW

Q2L45N

QB105NE

QB115N

QB115SE

QB119NE

QB120NW

QB120SW2

QB123NE

QB129NW

QB129SE

QB130SW

QB135SE

QB142S

QB16N

QB46N

QB53NER

QB54NW

QB54SER

QB57NR2

QB81E

QL12NWR

QL14SWR

QL27NW

QL41E

QL41N2Z

QL41S2Z

QL42NE2

QL42NW

QL42SE2Z

QL42SE3Z

QL42SER

QL42SR

QL45N

QL50SR

R2B502SE

RB320SE

RB502E

RB502NE

RB502NW

RB502SE

RB507NW

RB508SW

RB514S2

RB514S5

RB601NW

RB601S

RB605NE

RB605NE2

RB605NE3

RB605NE4

RB605SE2

RB642N

RB701W

RCPE5

RCPW6

RWRSE

S1B307E

S1B307W

S1B312NW

S1B313W

S1B331SW

S1B99W

S1WRE

S2B307E

S2B307W

S2B312NW

S2B313W

S2B331SW

S2B91W

S2B93NE

S2B99W

S2WRE

SB101SW

SB102S

SB102W

SB105NE

SB105SER

SB108SW

SB110N

SB110NE

SB110NW

SB110S

SB110SE

SB112W

SB114SWR

SB115E

SB115N2R

SB115S

SB115SW

SB115W

SB117NE

SB119NE

SB119NE2

SB119NW

SB119S

SB119SW

SB119W

SB119W4R

SB120E

SB120NW

SB120SW

SB120SW2

SB121N

SB121SW

SB122SW

SB123NE

SB126SW

SB129NW

SB129SE

SB129W

SB12NE

SB130SW

SB134E

SB135E2

SB135E3

SB135N

SB135NE

SB135S

SB135SER

SB135W

SB137S

SB137S2

SB137SW

SB139SW

SB140E

SB140W

SB142WR

SB143N

SB143S

SB143SE

SB143SW

SB145N

SB145NE

SB145NW

SB145S

SB145SE

SB148S

SB14NW

SB151SER

SB153NE

SB156SW

SB16N2

SB18S2

SB18SE

SB18SWR

SB201NW

SB202NE

SB202W

SB203S

SB203W

SB204NW

SB205NE

SB206E

SB206NE

SB206NW

SB206NW2

SB206S

SB206S2

SB206S3

SB206S4

SB206SE

SB206SWR

SB206W

SB208NE2

SB209NW

SB211NE

SB211SE

SB212NE2

SB212NW

SB213E

SB213NE

SB214E

SB214N

SB216ER

SB218ER

SB218N

SB218NE

SB218NW

SB218NW2

SB218NW5

SB218SE

SB218SW

SB218W

SB218W2

SB218W3

SB21NR

SB23SWR

SB28NWR

SB29SE

SB2NR

SB301SE

SB301W

SB302E

SB302W

SB303SE

SB303W

SB304NW

SB305W

SB306SW

SB306W

SB307N

SB307N2

SB307S

SB308E

SB308E2

SB308E3

SB308N

SB308N2

SB308NE

SB308SE

SB309E

SB309S

SB309SW

SB30NE

SB310SW

SB313SW

SB314NW

SB314S

SB314S2

SB317N

SB317NE

SB317NW

SB317S

SB318SW

SB319N

SB319NZ

SB320SE

SB322NE

SB322NE2

SB322NE3

SB322W

SB323SE

SB324N2Z

SB324NER

SB324NZ

SB325W

SB326SW10

SB326SW2

SB326SW3

SB326SW4

SB326SW7

SB326SW8

SB327E

SB328N

SB329ER

SB329NWR

SB329W

SB330N

SB331SW2

SB332NE

SB333NE

SB333NW

SB333NW2

SB333W

SB339E

SB339NE

SB340NE

SB349NW

SB349W

SB350NE

SB350NWR

SB350NWZ

SB351SWR

SB352NW

SB352NW2R

SB352NW2Z

SB352NW3

SB352NWZ

SB352SW

SB38NWR

SB48N

SB48NW

SB48SE

SB48W

SB49NE

SB502E10

SB502E11

SB502E12

SB502E13

SB502E9

SB502SE4

SB503NE

SB506E

SB506N

SB506NE

SB506NE2

SB506NE3

SB506SE

SB506SW

SB511NE

SB511NE2

SB514C

SB514E

SB514N

SB514N2

SB514NE

SB514NW

SB514S

SB514S3

SB514S4

SB514S6

SB514SE

SB514SE2

SB514SW

SB514W

SB514W10

SB514W11

SB514W12

SB514W13

SB514W2

SB514W3

SB514W4

SB514W5

SB514W6

SB514W7

SB514W8

SB514W9

SB53SWR

SB54NW

SB54SER

SB57WR

SB58NE

SB59E

SB601S3

SB604E

SB604E3

SB604SW

SB605SE

SB62SER

SB65SE

SB701S

SB701W

SB91S

SB91W

SB93NE

SB93NE2

SB97S

SBD20W

SBD20W2

SBD20W3

SBD27S

SBD3E

SBE24SW

SBM32N

SBM41NW

SBM41SE

SBM41SE2

SBM41SW

SBM41W

SBS26SB1

SBS26SB2

SBS26SB3

SCL1

SES15

SES16

SES17

SES2

SES5

SES6

SES8

SL11NE

SL12NW

SL14NE

SL14SW

SL15E

SL15S

SL17N

SL18S

SL18SW

SL27NW

SL40NW2R

SL40NW3R

SL40NW4

SL40NW5

SL40NW6

SL40NW7

SL40NWR

SL42N

SL42NE

SL42NE2

SL42NW

SL42S

SL42SE

SL42SE2

SL42W

SL43SW

SL45N

SL45S

SL45WR

SL46W

SL47NR

SL50N

SL50N2

SL50NE2

SL50NW2

SL50NW3

SL50NW4

SL50S

SL50S2

SL50SE2

SL50SW

SL50SW2

SL50SW3

SL53N

SL55N

SL56NW

SL60N

SL61N

SL61NE

SL61NE2

SL61S

SL72SE

SL72SW

SL73NWZ

SL73NZ

SL73WZ

SL74NE

SL76S

SM5 SMN1 SMN10 SMN11 SMN2 SMN3 SMN4 SMN5 SMN6 SMN7 SMN8 SMN9 STCS STCS2 SWN4 SWN5 SWN6 SWRNE SWRNW SWRNW2 SWRSE SWRSEZ SWRSW SWRSWZ SWRSZ1 SWRSZ2 SWRWR SWRZ SWS SWS2 SWS6 SWS7 SWS8 SWS9 SXSW1 WTCS2